SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 15, 2004

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 PRESS RELEASE
EX-99.2 SCHEDULES SHOWING 3 FOR 2 STOCK SPLIT

Items 1 – 4.	Not Applicable

Item 5.	On March 15, 2004, United Community Banks, Inc. announced a 3 for 2 split of its common stock effective April 28, 2004 for shareholders of record on April 14, 2004. The press release announcing the split, and schedules showing the effect of the split on previously reported financial information and earnings per share are included as exhibits hereto.

Item 6.	Not Applicable

Item 7.	Exhibits.

99.1	Press release announcing a 3 for 2 split of United Community Banks, Inc.’s common stock effective April 28, 2004 for shareholders of record on April 14, 2004.

99.2	Schedules showing the effect of the 3 for 2 stock split announced March 15, 2004 on previously reported earnings per share, dividends per share and shares outstanding amounts.

Item 8.	Not Applicable

Item 9.	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2004	/s/ Rex S. Schuette Rex S. Schuette Executive Vice President and Chief Financial Officer